                                                                   EXHIBIT 10.70



                          NATIONAL ENERGY GROUP, INC.

                        1996 INCENTIVE COMPENSATION PLAN


       National Energy Group, Inc., a Delaware corporation (the "Company"), hereby establishes this National Energy Group, Inc. 1996 Incentive Compensation Plan (the "Plan").

       1. Purpose. The purpose of this Plan is to attract and retain key employees and directors for the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

       2.     Definitions.  As used in this Plan,

              (a) "Appreciation Right" means a right granted pursuant to Paragraph 5.

              (b) "Award" means an Appreciation Right, an Option Right or an award of Restricted Stock.

              (c)    "Board" means the Board of Directors of the Company.

              (d) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

              (e) "Committee" means the committee established pursuant to Paragraph 13 and, to the extent the administration of this Plan has been assumed by the Board pursuant to Paragraph 13, the Board.

              (f) "Common Stock" means the Common Stock, $.01 par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 9.

              (g) "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or a grant or sale of Restricted Stock will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

              (h) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

              (i) "Incentive Option" means an Option Right that complies with all requirements of Section 422 of the Code, or its successor, as amended from time to time.

              (j) "Management Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, in individual objectives for the Participant, or in other terms, and which will relate to the Performance Cycle determined by the Committee. The Committee may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Committee, events or transactions have occurred which are unrelated to the performance of the Participant and result in a distortion of the Management Objectives or such minimum acceptable level of achievement. Management Objectives may, but are not required to, be established to constitute preestablished, objective performance goals under Code section 162(m).

              (k) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

              (l) "Option Agreement" means an agreement evidencing Option Rights granted to a Participant, containing such terms and provisions, consistent with the Plan, as the Committee may approve.

              (m) "Option Price" means the purchase price per share payable on exercise of an Option Right.

              (n) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

              (o) "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at that time a key employee or director of the Company or any of its Subsidiaries.

              (p) "Performance Cycle" means, in respect of an Award, a period of time established by the Committee within which the Management Objectives relating to such Award are to be achieved.

              (q) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 as to which neither the ownership restrictions nor the restriction on transfers referred to therein has expired.

              (r) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

              (s) "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over (a) the Option Price provided for in the related Option Right or (b) if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

              (t) "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

       3. Shares Available Under Plan. Subject to adjustment as provided in Paragraph 9, the shares of Common Stock which may be issued or transferred and covered by outstanding Awards granted under this Plan will not exceed in the aggregate 5,000,000 shares, and a Participant will not be awarded Option Rights or Restricted Stock with respect to more than 900,000 shares of Common Stock during any one calendar year. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or the related Option Rights, regardless of whether such Appreciation Rights were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights or Appreciation Rights or are awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan.

       4. Option Rights. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

              (a) Option Rights may be Incentive Options or Option Rights which do not qualify under Section 422 of the Code, or a combination of both, or any particular type of option authorized by the Code from time to time.

              (b) Each grant will specify the number of shares of Common Stock to which it pertains.

              (c) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

              (d) To the extent allowed by the Option Agreement evidencing the grant of Option Rights, the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock having an aggregate fair market value (determined by multiplying the number of shares transferred by the Market Value per Share at the date of exercise) equal to the aggregate Option Price, or (iii) by a combination of such methods of payment. To the extent allowed by the Option Agreement evidencing the grant of Option Rights, the aggregate Option Price may be payable, in whole or in part, by delivering a properly executed notice of exercise of the Option Right to the Company and a broker, with irrevocable instructions to the Company to deliver to such broker the stock certificates for the shares issued pursuant to such exercise and irrevocable instructions to such broker to deliver to the Company on or before the settlement date cash in an amount necessary to pay the aggregate Option Price for the shares being purchased.

              (e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

              (f) Each grant may specify a required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other similar transaction or event.

              (g) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

              (h) The Committee shall determine the term of each Option Right granted under the Plan; provided, however, that no Option Right will be exercisable more than ten years from the Date of Grant.

              (i) Each grant of Option Rights will be evidenced by an Option Agreement executed by the Company and the Participant and delivered to the Participant.

       5. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right will be a right of the Participant granted such Award to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

              (a) Each grant will state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, will specify the number of shares of Common Stock in respect of which it is made.

              (b) Each grant made in tandem with Option Rights will specify the Option Price and each grant not made in tandem with Option Rights will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

              (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

              (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

              (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a change in control of the Company or other similar transaction or event.

              (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

              (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

       6. Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

              (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

              (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

              (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

              (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of
       Section 83 of the Code and the regulations of the Internal Revenue Service thereunder, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

              (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

              (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

              (g) Shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer have expired.

       7. Dividends and Dividend Equivalents. If an Award is granted in the form of Restricted Stock or Appreciation Rights, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

       8. Transferability. The Committee may grant Awards which are, or are not, transferable without restriction; provided, however, that any Incentive Option may be transferable only by will or the laws of descent and distribution, or pursuant to a "domestic relations order," as defined in the Code, and any Incentive Option may be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian, legal representative or transferee pursuant to a "domestic relations order," as defined in the Code. In determining whether or not to make an Award transferable, the Committee shall consider whether such transferability would have adverse consequences under tax or securities laws.

       9. Adjustments. The Committee may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Option Rights and Appreciation Rights granted hereunder, in the Option Price or Grant Price applicable to any such Option Rights and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

       10. Modification, Extension and Renewal of Awards. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, or accept the surrender of Awards outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Awards hereunder in substitution therefor (to the extent not theretofore exercised) or otherwise modify, extend or renew outstanding Awards under the Plan. However, no modification of an Award granted hereunder shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted hereunder to such Participant under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422 of the Code.

       11. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

       12. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld, which arrangements in the discretion of the Committee may include relinquishment of a portion of such benefit.

       13. Administration of the Plan. (a) Unless the administration of this Plan has been expressly assumed by the Board pursuant to a resolution of the Board, this Plan will be administered by a committee of the Board, which at all times will consist solely of not less than two directors appointed by the Board, each of whom will be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee. The Committee may delegate to one or more employees, agents or officers of the Company or its Subsidiaries, or to one or more third party consultants or advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

              (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

       14. Amendments, Etc. (a) The Board may, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, to the extent required by applicable law, regulation, or rule, any such revision or amendment shall not take effect without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of the Company present, or represented, and entitled to vote with respect to such proposal at a meeting of stockholders duly held in accordance with Delaware law or by a written consent signed by holders of a majority of the shares of the Company entitled to vote with respect to such proposal; and further provided that no such revision or amendment shall (1) increase the number of shares of the Common Stock subject to grant as Incentive Options, or (2) change the designation of the class of employees eligible to receive Incentive Options without such prior stockholder approval.

              (b) In case of termination of employment by reason of death, disability or retirement, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which ownership restrictions or the prohibition or restriction on transfer has not lapsed, the Board may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including waiving or modifying any limitation or requirement with respect to any Award under this Plan.

              (c) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant's name except, in the case of Restricted Stock, to the extent provided in Section 6 hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

       15. Approval by the Stockholders. The Plan is dated December 6, 1996, which is the date upon which the Board adopted the Plan. However, if this Plan is not approved by the holders of a majority of the outstanding shares of voting stock of all classes of the Company present, or represented, and entitled to vote with respect to such proposal at a meeting of stockholders duly held in accordance with Delaware law or by a written consent signed by holders of a majority of the shares of the Company entitled to vote with respect to such proposal within a period ending 12 months after the date the Board adopts the Plan, none of the Awards granted hereunder shall be effective and all such Awards shall be canceled and treated for all purposes as though they had never been granted.

       16. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by a majority of the disinterested directors of the Company or by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a member of the Committee is liable for gross negligence or intentional and willful misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, such member of the Committee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

       The foregoing provisions shall be in addition to all rights to indemnification and advancement of expenses to which the Committee members may be entitled pursuant to any provision of the Certificate of Incorporation or Bylaws of the Company, agreement, vote or consent of stockholders of the Company, statute, or otherwise.

       17. Duration; Early Termination. No Awards may be granted under this Plan after the date that is ten years after the date the Plan was adopted by the Board. This Plan may be terminated any time before ten years from the date the Board adopted the Plan, provided that such termination shall have no adverse effect on an Award existing at the time of such termination.